THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT YOUR OWN INDEPENDENT PROFESSIONAL ADVISERS IMMEDIATELY.

THE SOLICITATION IS BEING SENT TO U.S. HOLDERS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, THE SOLICITATION HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE OR JURISDICTION OF THE UNITED STATES. NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANY NOTES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

THE SOLICITATION WILL BE SUBMITTED TO NOTEHOLDERS IN THE UNITED STATES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 802 THEREUNDER (“RULE 802”). ANY NEW SECURITIES DEEMED TO BE ISSUED PURSUANT TO THE SOLICITATION WILL BE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT TO THE SAME EXTENT AND PROPORTION AS THE EXISTING NOTES. IN ACCORDANCE WITH RULE 802 WITH RESPECT TO ANY SECURITIES DEEMED TO BE ISSUED IN CONNECTION WITH THE SOLICITATION, THE ISSUER WILL SUBMIT TO THE SEC ANY INFORMATIONAL DOCUMENT DISSEMINATED TO NOTEHOLDERS IN CONNECTION WITH THE SOLICITATION.

THE SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A NON-U.S. COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS, SINCE PRIVATBANK AND ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A NON-U.S. COUNTRY. YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS OFFICERS OR DIRECTORS, IN A NON-U.S. COURT FOR VIOLATIONS OF THE UNITED STATES SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS AFFILIATES, OR A FOREIGN SOVEREIGN STATE, TO SUBJECT THEMSELVES TO A UNITED STATES COURT'S JUDGMENT.

NOTHING IN THIS MEMORANDUM OR IN ANY OTHER DOCUMENTS, INFORMATION OR COMMUNICATIONS RELATED TO THE NOTES SHALL BE INTERPRETED AS CONTAINING ANY OFFER OR INVITATION TO, OR SOLICITATION OF, ANY SUCH CIRCULATION, DISTRIBUTION, PLACEMENT, SALE, PURCHASE OR OTHER TRANSFER OR ADVERTISEMENT IN UKRAINE.

YOU SHOULD BE AWARE THAT PRIVATBANK MAY PURCHASE SECURITIES OTHERWISE THAN UNDER THE SOLICITATION, SUCH AS IN THE OPEN MARKET OR IN PRIVATELY NEGOTIATED PURCHASES.

NOTICE OF MEETING

ICBC STANDARD BANK PLC
(the “Issuer”)

(incorporated in England and Wales)

in respect of the outstanding U.S.$150,000,000 5.799 per cent. Loan Participation Notes due 2016 with an interest rate step-up in 2011 (the “Notes”) issued by, but without recourse to, the Issuer for the sole purpose of funding a subordinated loan to

PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK”
(“PRIVATBANK” or the “Borrower”)

(incorporated in Ukraine with limited liability)

ISIN: XS0242939394	Common Code: 024293939	Swiss Security Number: 2427680

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 5 to the Trust Deed (as defined below) constituting the Notes and made between the Issuer and the Trustee as trustee for the Noteholders, a Meeting of the Noteholders (the “Meeting”) will be held on 13 July 2015 at the offices of Linklaters LLP at One Silk Street, EC2Y 8HQ, London, United Kingdom, at 4.30 p.m. (London time) for the purpose of considering and, if thought fit, passing the following resolution which (with the exception of the italicised wording below) will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. A Noteholder may do any one (but not more than one) of the following:

(i)	vote in favour of the Extraordinary Resolution by voting or communicating voting instructions by way of Electronic Voting Instructions by the Expiration Time on the Expiration Date in favour of the Extraordinary Resolution and be eligible to receive the relevant Consent Fee; or
(ii)	vote against the Extraordinary Resolution by voting, or communicating voting instructions by way of Electronic Voting Instructions by the Expiration Time on the Expiration Date, against the Extraordinary Resolution; or
(iii)	attend and vote in favour or against the Extraordinary Resolution at the Meeting in person in accordance with the procedures set out in this Notice of Meeting, provided that those Noteholders who wish to attend and vote at the Meeting in person will not be eligible to receive the relevant Consent Fee; or
(iv)	take no action in respect of the Extraordinary Resolution.

Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Memorandum (as defined below).

EXTRAORDINARY RESOLUTION

“THAT THIS MEETING (the “Meeting”) of the holders (the “Noteholders”) of the outstanding U.S.$150,000,000 5.799 per cent. Loan Participation Notes due 2016 with an interest rate step-up in 2011 (the “Notes”) issued by but without recourse to, ICBC Standard Bank Plc (the “Issuer”) for the sole purpose of funding a subordinated loan to PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK” (“PrivatBank” or the “Borrower”) pursuant to a subordinated loan agreement between the Issuer and PrivatBank dated 3 February 2006 (the “Subordinated Loan Agreement”) and constituted by a trust deed dated 9 February 2006 between the Issuer and BNY Mellon Corporate Trustee Services Limited (originally J.P. Morgan Corporate Trustee Services Limited) (the “Trustee”) (the “Trust Deed”), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the substitution of UK SPV Credit Finance plc (the “New Issuer”) in place of the Issuer as the issuer of the Notes, lender under the Subordinated Loan Agreement and obligor under the Trust Deed and Agency Agreement.
(2)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the modification of the Subordinated Loan Agreement by way of a supplemental subordinated loan agreement in the manner set out in the draft supplemental subordinated loan agreement which, if this Extraordinary Resolution is duly passed, will be entered into between the New Issuer and PrivatBank (the “Supplemental Subordinated Loan Agreement”), and in particular the amendment of the Subordinated Loan Agreement by:
(i)	deleting all references to “Standard Bank Plc” and replacing them with “UK SPV Credit Finance plc” reflecting the substitution of the New Lender and making any corresponding changes;
(ii)	modifying Clause 1.1 (Definitions) thereof by deleting the definitions of “Account”, “Agency Agreement”, “Fees Indemnity Letter”, “Fee Letters”, “Interest Payment Date”, “Interest Rate”, “Notes”, “Principal Paying Agent”, “Repayment Date”, “Stock Exchange”, “Tier 2 Capital” and “Trustee” and replacing them with the following:

““Account” means the account with the account number [●] in the name of the Lender with The Bank of New York Mellon, London Branch;

“Agency Agreement” means the paying agency agreement relating to the Notes dated 9 February 2006 between the Lender (as issuer of the Notes), the Trustee and the Principal Paying Agent and the Paying Agent, as amended from time to time;

“Fees Indemnity Letter” means the fees indemnity letter dated [●] 2015 among the Borrower, the Lender, the Agents and the Trustee; “Fee Letters” means each of the New Lender Fee Letter and the Fees Indemnity Letter;

“Interest Payment Date” means 9 February and 9 August in each year in which the Subordinated Loan remains outstanding with the last Interest Payment Date falling on the Repayment Date;

“Interest Rate” means 11 per cent.;

“Notes” means the outstanding U.S.$150,000,000 11 per cent. loan participation notes due 2021 issued by the Lender pursuant to the Trust Deed on 9 February 2006 for the sole purpose of financing the Subordinated Loan;

“Principal Paying Agent” means The Bank of New York Mellon, London Branch;

“Repayment Date” means 9 February 2021 or, if such day is not a Business Day, the next succeeding Business Day;

“Stock Exchange” means the SIX Swiss Exchange;

“Tier 2 Capital” has the meaning ascribed to the term “додатковий капітал” (dodatkovyi kapital) in Article 30 of Law of Ukraine “On Banks and Banking Activity” dated 7 December 2000 and in the Banking Activity Instruction, each as in effect on the date of this Agreement and as may be amended from time to time;

“Trustee” means BNY Mellon Corporate Trustee Services Limited, as trustee under the Trust Deed and any successor thereto as provided thereunder;”;

(iii)	modifying Clause 1.1 (Definitions) thereof by adding the following definitions of “Amended Drawdown Date”, “Banking Activity Instruction”, “Effective Date”, “First Interest Payment Date”, “First Interest Period”, “New Lender Fee Letter”:

““Amended Drawdown Date” means the Effective Date;

“Banking Activity Instruction” means the Instruction on the Regulation of the Activity of Banks in Ukraine, approved by Resolution of the Board of the Central Bank No. 368 dated 28 August 2001 as in effect on the date of this Agreement and as may be amended from time to time;

“Effective Date” means the date of execution and delivery of a supplemental trust deed between the New Lender, ICBC Standard Bank Plc and the Trustee relating to the Notes, subject to the registration of amendments to this Subordinated Loan Agreement introduced by a supplemental subordinated loan agreement between the Borrower, the New Lender and UK SPV Credit Finance plc as new lender dated [●] 2015 (the “Supplemental Subordinated Loan Agreement”) with the Central Bank;”;

“First Interest Payment Date” means 9 August 2015;

“First Interest Period” means the period beginning on and including the Amended Drawdown Date and ending on (but excluding) the First Interest Payment Date;

“New Lender Fee Letter” means the fees and expenses letter dated [●] 2015 between the Lender and the Borrower;

(iv)	modifying Clause 1.1 (Definitions) thereof by deleting in their entirety the following definitions of “Benchmark Treasury”, “Initial Interest Rate”, “Initial Interest Term”, “LIBOR”, “Margin”, “Reference Rate”, “Regulatory Rate”, “Step-Up Interest Term”, “Step-Up Interest Rate” and “Treasury Rate”.
(v)	deleting Clause 2.3 (Subordination) and replacing it with the following:

“2.3 Subordination

On the occurrence of a Bankruptcy Event and so long as such Bankruptcy Event is continuing, the claims of the Lender with respect to the repayment of the Subordinated Loan under this Agreement shall be subordinate in right of payment to the claims of all other creditors preferred by virtue of applicable Ukrainian laws governing liquidation of Ukrainian banks. All other claims of the Lender to the Borrower hereunder shall rank in the order prescribed under applicable Ukrainian legislation.”;

(vi)	deleting Clause 4 (Interest Periods) and replacing it with the following:

“4 Interest Periods

The period for which the Subordinated Loan is outstanding shall be divided into successive semi-annual periods (except for the First Interest Period), each of which (other than the First Interest Period, which shall commence on (and shall include) the Amended Drawdown Date) shall start on (and shall include) an Interest Payment Date and shall end on (but shall exclude) the first, or the next following, Interest Payment Date (each, an “Interest Period”).”

(vii)	deleting Clause 5.1 (Payment of Interest) and Clause 5.2 (Calculation of Interest) and replacing them with the following:

“5.1 Payment of Interest

As set out in Clause 17.1 (Payments to the Lender), the Borrower shall, not later than 10.00 a.m. (New York City time) two Business Days prior to each Interest Payment Date (including the First Interest Payment Date), in respect of the relevant Interest Period, pay to the Account accrued and unpaid interest (calculated to but excluding the last day of the relevant Interest Period, which in the case of the First Interest Period is the First Interest Payment Date) on the outstanding principal amount of the Subordinated Loan calculated in accordance with Clause 5.2 (Calculation of Interest). For the avoidance of doubt, interest shall not be capitalised and shall not be paid in advance of the disbursement of the Subordinated Loan or prior to the relevant Interest Payment Date.

5.2 Calculation of Interest

The Borrower shall calculate the amount of interest accruing on the outstanding principal amount of the Subordinated Loan on a monthly basis, in accordance with its procedures for accounting for interest and fee income and expense. The Borrower will pay interest semi-annually in U.S. dollars to the Account in accordance with Clause 5.1 (Payment of Interest) on the outstanding principal amount of the Subordinated Loan at the rate of 11 per cent. per annum (the “Interest Rate”). Interest shall accrue from day to day, starting from (and including) the Amended Drawdown Date to (but excluding) the Repayment Date. The amount of interest payable in respect of the Subordinated Loan for any Interest Period (other than the First Interest Period) shall be calculated by applying the Interest Rate to the outstanding principal amount of the Subordinated Loan, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If interest is required to be calculated for any other period (including the First Interest Period), it shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.”;

(viii)	deleting Clause 5.4 (Suspension of Interest Payments) and Clause 5.5 (Period of Suspension) in their entirety;
(ix)	inserting the following Clause 5.4 (Payment of Accrued Interest) directly after Clause 5.3 (Assumption when Calculating Interest):

“5.4 Payment of Accrued Interest

The Borrower shall pay to the Lender on the First Interest Payment Date all accrued and unpaid interest on the outstanding principal amount of the Subordinated Loan in accordance with Clause 5.2 (Calculation of Interest) at the rate of 5.799 per cent. per annum from and including the last date on which a payment of interest was made (being 9 February 2015) up to (but excluding) the Effective Date.”;

(x)	deleting Clause 6.2.3 and Clause 6.3 in their entirety;
(xi)	modifying Clause 6.1 (Repayment, No Prepayment and No Termination) by deleting the reference to “Clause 5.4 (Suspension of Interest Payments) or Clause 5.5 (Period of Suspension)”;
(xii)	modifying Clause 6.6 (Notice of Prepayment/Repayment) and Schedule 2 (Form of Officer’s Certificate) by deleting the reference to “6.3 (Prepayment During Step-Up Interest Term)”;
(xiii)	deleting Clause 7.6 (Tax Position of the Lender) and replacing it with the following:

“7.6 Tax Position of the Lender

The Lender represents that it (i) is a public limited company which at the date hereof is a resident of the United Kingdom for the purposes of the Double Tax Treaty and is subject to taxation in the United Kingdom on the basis of its registration as a legal entity, location of its management body or another similar criterion (rather than merely on income from sources in the United Kingdom or connected with property located in the United Kingdom) and is liable for UK corporation tax for the purposes  of the Double Tax Treaty, and that it will be able to receive a UK residency certificate from the United Kingdom tax authorities, (ii) does not have a permanent establishment in Ukraine; and (iii) does not have any current intentions to effect, during the term of the Subordinated Loan, any corporate action or reorganisation or change of taxing jurisdiction that would result in the Lender ceasing to be a resident of the United Kingdom.”;

(xiv)	deleting the first sentence in Clause 7.7 (Delivery of Forms) and replacing it with the following:

“The Lender shall within 30 days of the request of the Borrower (to the extent that the Lender is able to do so under applicable law) and in relation to the First Interest Payment Date, before the First Interest Payment Date, deliver to the Borrower, at the Borrower’s cost, a duly completed certificate issued by the competent taxing authority in the United Kingdom confirming that the Lender is a tax resident in the United Kingdom and (to the extent reasonably practicable) such other information or forms, including a power of attorney in form and substance acceptable to the Borrower authorising it to file the certificate on behalf of the Lender with the relevant tax authority, as may need to be duly completed and delivered to the Lender to enable the Borrower to apply to obtain relief from deduction or withholding of Ukrainian tax or, as the case may be, to apply to obtain a tax refund if a relief from deduction or withholding of Ukrainian tax has not been obtained on the basis of the relevant provisions of the Double Tax Treaty.”;

(xv)	deleting reference to “Drawdown Date” in Clause 10.2 (Governmental Approvals) and replacing it with “Amended Drawdown Date”;
(xvi)	deleting Clause 13.4 (Transactions with the Lender or its Related Entities) and replacing it with the following:

“13.4 Transactions with the Lender or its Related Entities

13.4.1 Save as described in Clause 13.4.2 below, pursuant to the Banking Activity Instruction, during the term of this Agreement the Borrower may not enter into agreements pursuant to which:

(a)	an obligation of the Borrower arises (or may arise) as to transfer of funds or property and/or as to performance of any other financial or property obligations towards the Lender; or
(b)	the Borrower obtains (or may obtain) a right of claim towards the Lender.

13.4.2 For the avoidance of doubt and notwithstanding the provisions of Clause 13.4.1, the Borrower may enter into and perform its obligations under settlement and other transactions with the Lender pursuant to agreements providing for receipt of loans or other funds by the Borrower from the Lender and repayment thereof, together with all principal, interest, charges and other payments under the respective loan or other agreements, including, but not limited to this Agreement and the Fee Letters.

13.4.3 Pursuant to the Banking Activity Instruction, for so long as the Subordinated Loan or any part of it is or may be outstanding, the amount of claims of the Borrower to related entities (as determined pursuant to the Banking Activity Instruction) of the Lender and/or the amount of financial or property commitments assumed towards such related entities may not exceed 5 per cent. of the Borrower’s regulatory capital.”;

(xvii)	deleting Clause 20.1 (Approval of Amendments by Central Bank) and replacing it with the following:

“20.1 Approval of Amendments by Central Bank

20.1.1	If and to the extent required by the applicable legislation of Ukraine, any amendment to this Agreement shall be subject to registration with the Central Bank.
20.1.2	Pursuant to the Banking Activity Instruction, in case of amendments to this Agreement as to any extension of the Repayment Date the Borrower is required to amend the provisions of this Agreement in compliance with the requirements of the Ukrainian legislation (including the Banking Activity Instruction) as in effect as at the date of execution of the relevant amendment agreement and apply to the Central Bank for an extension of the Permit.
20.1.3	The Borrower undertakes to make all necessary filings with the Central Bank for the purposes of this Clause 20.1, and the Lender agrees to cooperate with the Borrower to the extent reasonably practicable.”;
(xviii)	deleting the Lender’s notice details in Clause 23.2.2 and replacing it with the following:

“Fifth Floor
6 St. Andrew Street
London EC4A 3AE

Attention: The Directors
Fax: +44 20 7832 4901

cc:

BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL

Fax no.: +44 20 7964 4637
Attention: Trustee Administration Manager”;

(xix)	deleting Clause 24 (Law and Jurisdiction) and replacing it with the following:

“24. Law and Arbitration

24.1 English law

This Agreement and any non-contractual obligations arising out of or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

24.2 Arbitration

If any dispute arises out of or in connection with this Agreement, including a dispute as to the validity, existence or termination of this Agreement or the consequences of its nullity and/or this Clause 24.2 (each a “Dispute”), the parties (and, following the execution of the Subordinated Loan Administration Assignment, the Trustee) irrevocably agree that any such Dispute shall be resolved, by arbitration in London, England, conducted in the English language by three arbitrators, in accordance with the rules of the London Court of International Arbitration the (the “LCIA”) (the “LCIA Rules”), which rules are deemed to be incorporated by reference into this Clause, save that Article 6 shall not apply and Article 5.6 of the LCIA Rules shall be amended as follows: “unless the parties agree otherwise, the third arbitrator, who shall act as chairman of the tribunal, shall be nominated by the two arbitrators nominated by or on behalf of the parties. If he is not so nominated within 30 days of the date of nomination of the later of the two party-nominated arbitrators to be nominated, he shall be chosen by the LCIA”. The parties agree to exclude the jurisdiction of the English courts under section 45 of the Arbitration Act 1996.

24.3 Service of Process (Borrower)

The Borrower agrees that the service of process relating to any Disputes in England and Wales may be by delivery to Law Debenture Corporate Services Limited at its registered office for the time being, currently at Fifth Floor, 100 Wood Street, London EC2V 7EX. If such person is not or ceases to be effectively appointed to accept service of process, the Borrower shall immediately appoint a further person in the United Kingdom to accept service of process on its behalf and, failing such appointment within 15 days, the Lender (and, following the execution of the Subordinated Loan Administration Assignment, the Trustee) shall be entitled to appoint such a person by written notice to the Borrower. Nothing in this Clause shall affect the right of the Lender(and, following the execution of the Subordinated Loan Administration Assignment, the Trustee) to serve process in any other manner permitted by law.”

(xx)	deleting Clause 27 (Central Bank Registration Requirement) and replacing it with the following:

“27. Central Bank Requirements

27.1. Central Bank Registration Requirement

This Agreement shall become effective on the date of its registration with the Central Bank as confirmed by the loan registration notice of the Borrower bearing a registration notation and stamp of the Central Bank.

27.2. Maximum Interest Rate

27.2.1.	Notwithstanding any other provisions hereof to the contrary (but subject to Clause 27.2.2 below), to the extent required by the mandatory provisions of the applicable regulations of the Central Bank (and only until such requirement is in effect):
(a)	if the Borrower obtains a Permit within the period prescribed by the applicable regulations of the Central Bank and as long as such Permit (as may be extended and/or replaced pursuant to the provisions of the Banking Activity Instruction) remains in effect, the aggregate amount of all payments payable by the Borrower under this Agreement for the use of the Subordinated Loan (i.e., all payments made by the Borrower pursuant to this Agreement other than repayments of the principal amount of the Subordinated Loan, including, but not limited to, interest payments, fees and indemnity payments) shall not exceed the amount calculated by reference to the maximum interest rate established by the Central Bank for borrowings on subordinated debt terms effective as at the date of this Agreement or any amendment thereto relating to the extension of the Repayment Date (as applicable);
(b)	if the Borrower fails to obtain a Permit within the period prescribed by the applicable regulations of the Central Bank or if, and as long as, such Permit is revoked or cancelled by the Central Bank (other than revocation or cancellation due to extension and/or replacement of such Permit pursuant to the Banking Activity Instruction), the aggregate amount of all payments payable by the Borrower under this Agreement for the use of the Subordinated Loan (i.e., all payments made by the Borrower pursuant to this Agreement other than repayments of the principal amount of the Subordinated Loan, including, but not limited to, interest payments, fees and indemnity payments) shall not exceed the amount calculated by reference to the maximum interest rate established by the Central Bank for foreign currency loans from non-residents and effective at the date of registration of this Agreement or (if and to the extent required by the applicable regulations of the Central Bank) amendments to this Agreement with the Central Bank.

For the avoidance of doubt, any application of this requirement shall not limit the rights of the Lender (and/or the Trustee, as applicable) under Clause 14 (Limited Acceleration Rights) of this Agreement.

27.2.2.	Notwithstanding the provisions of Clause 27.2.1 above, the amount of fees payable by the Borrower to the Lender in connection with the amendments introduced by the Supplemental Subordinated Loan Agreement shall (in the amount not exceeding 2.0 per cent. of the principal amount of the Subordinated Loan outstanding as at the date of payment of such fees) be excluded from the calculation of the payments payable by the Borrower under this Agreement for the use of the Subordinated Loan for the purposes of paragraphs (a) and (b) of Clause 27.2.1 above.”;
(xxi)	deleting the Lender’s notice details in Schedule 2 and Schedule 3 and replacing them with the following:

“Fifth Floor
6 St. Andrew Street
London EC4A 3AE

Attention: The Directors”;

(xxii)	deleting the Trustee’s notice details in Schedule 2 and Schedule 3 and replacing them with the following:

“BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL

Attention: Trustee Administration Manager”.

The Supplemental Subordinated Loan Agreement shall be substantially in the form of the draft submitted to the Meeting and, subject to the passing of the Extraordinary Resolution, shall be entered into not later than 1 day after the date of the Meeting. The Supplemental Subordinated Loan Agreement shall then be presented to the NBU for registration of amendments introduced thereby to the Subordinated Loan Agreement, completion of such registration being a condition precedent to the Supplemental Subordinated Loan Agreement becoming effective.

(3)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the modification of the Trust Deed by way of a supplemental trust deed in the manner set out in the draft supplemental trust deed which, if this Extraordinary Resolution is duly passed, will be entered into between the New Issuer and the Trustee (the “Supplemental Trust Deed”), and in particular the amendment of the Trust Deed by:
(i)	deleting all references to “Standard Bank Plc” and replacing them with “UK SPV Credit Finance plc” reflecting the substitution of the New Issuer;
(ii)	deleting all references to “8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011” and replacing them with “11 per cent. Loan Participation Notes due 2021”;
(iii)	deleting all references to “J.P.Morgan Corporate Trustee Services Limited” and replacing them with “BNY Mellon Corporate Trustee Services Limited”;
(iv)	deleting all references to “Collection Account Number 25401102” and replacing them with “Collection Account Number [●]”;
(v)	modifying Clause 1.1 (Definitions) thereof by deleting the definitions of “Collection Account” and “Fees Indemnity Letter” and replacing them with the following definitions:

“Collection Account” means an account of the Issuer with the Principal Paying Agent at its Specified Office, having the Collection Account Number [●];

“Fees Indemnity Letter” means the fees indemnity letter dated [●] 2015 among the Borrower, the Issuer, the Agents and the Trustee setting out the fees, expenses and certain other amounts payable by the Borrower in connection with the Trust Deed, the Agency Agreement and the Subordinated Loan Agreement;”; deleting Clause 2.6 thereof (Redemption) and replacing it with the following:

“2.6 Redemption

2.6.1	Unless previously prepaid or repaid, the Borrower will be required to repay the Subordinated Loan (together with any outstanding interest or additional amounts) on 9 February 2021 and, subject to such repayment, all the Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at their principal amount thereof.
2.6.2	If the Subordinated Loan should become prepayable or repayable (and be prepaid or repaid), otherwise than as provided in sub-Clause 2.6.1 above, pursuant to the Subordinated Loan Agreement prior to 9 February 2021, all Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions.”;
(vi)	releasing the Charged Property and the Transferred Rights given as the Security Interests under the Trust Deed and creating new Security Interests to be granted by the New Issuer over the new Charged Property and the new Transferred Rights in favour of the Trustee, and all other consequential changes to the Trust Deed;
(vii)	deleting the Issuer’s notice details in Clause 20.1.1 and replacing them with the following:

“Fifth Floor
6 St. Andrew Street
London EC4A 3AE

Attention: The Directors
Fax: +44 20 7832 4901”;

(viii)	deleting the Trustee’s notice details in Clause 20.1.2 and replacing them with the following:

“BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL

Fax no.: +44 20 7964 4637
Attention: Trustee Administration Manager” ;

(ix)	leaving Schedule 1 (Form of Temporary Global Note) intentionally blank;
(x)	deleting Schedule 2 (Form of Permanent Global Note), Schedule 3 (Form of Definitive Note), Schedule 6 (Form of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement), Schedule 7 (Form of Acknowledgement of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement), Schedule 8 (Form of Notice of Charge of the Collection Account), Schedule 9 (Form of Acknowledgement of Notice of Charge of the Collection Account), Schedule 11 (Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under Trust Deed and the Notes) and Schedule 12 (Form of Release, Reassignment or Discharge of Transferred Rights) and replacing them with the relevant new Schedules as set out in the Supplemental Trust Deed.
(4)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the modification of the Conditions of the Notes, by amending Schedule 4 of the Trust Deed, by:
(i)	deleting all references to “Standard Bank Plc” and replacing them with “UK SPV Credit Finance plc” reflecting the substitution of the New Issuer;
(ii)	deleting all references to “8.75 per cent. Loan Participation Notes due 2016” and replacing them with “11 per cent. Loan Participation Notes due 2021”;
(iii)	deleting all references to “J.P.Morgan Corporate Trustee Services Limited” and “JPMorgan Chase Bank, N.A.” and replacing them with “BNY Mellon Corporate Trustee Services Limited” and “The Bank of New York Mellon, London Branch”, respectively;
(iv)	deleting all references to “SWX Swiss Stock Exchange” and replacing them with “SIX Swiss Exchange”;
(v)	deleting all references to “www.swx.com” and replacing them with “www.six-swiss-exchange.com/news/official_notices/search_en.html”;
(vi)	deleting Condition 5.1 (Accrual of Interest) and replacing it with the following:

“5.1 Accrual of Interest

On each Interest Payment Date (or such later date as amounts equivalent to amounts of interest are received from PrivatBank) the Issuer shall account to the Noteholders and/or Couponholders for an amount equivalent to amounts of interest actually received by or for the account of the Issuer pursuant to the Subordinated Loan Agreement, which interest under the Subordinated Loan Agreement is equal to 11 per cent. per annum as set out in Clause 5.2 (Calculation of Interest) of the Subordinated Loan Agreement (the “Rate of Interest”). Interest shall accrue from day to day, starting from (and including) the Interest Commencement Date to (but excluding) the Redemption Date. The period for which the Notes are outstanding shall be divided into successive semi-annual periods (except for the First Interest Period), each of which (other than the First Interest Period, which shall commence on (and shall include) the Interest Commencement Date) shall start on (and shall include) an Interest Payment Date and shall end on (but shall exclude) the first, or the next following, Interest Payment Date (each, an “Interest Period”).

On the First Interest Payment Date (or such later date as amounts equivalent to amounts of interest are received from PrivatBank) the Issuer shall account to the Noteholders and/or Couponholders for an amount equivalent to amounts of interest actually received by or for the account of the Issuer pursuant to Clause 5.4 (Payment of Accrued Interest) of the Subordinated Loan Agreement, which interest under the Subordinated Loan Agreement represents all accrued and unpaid interest on the outstanding principal amount of the Subordinated Loan in accordance with Clause 5.2 (Calculation of Interest) of the Subordinated Loan Agreement at the rate of 5.799 per cent. per annum from and including the last date on which a payment of interest was made (being 9 February 2015) up to (but excluding) the Effective Date and calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

Each Note will cease to bear interest from (and including) the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to accrue interest as provided in the Trust Deed.

The amount of interest payable in respect of a Note for any Interest Period shall be computed on a monthly basis, in accordance with PrivatBank’s procedures for accounting for interest and fee income and expense.

The amount of interest payable in respect of a Note for any Interest Period (other than the First Interest Period) shall be calculated by applying the Rate of Interest to the principal amount of such Note, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Where interest is required to be calculated for any other period (including the First Interest Period), it shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

Whenever under these Conditions interest is to be calculated to the last day of an Interest Period and the calculation is required to be made before such last day, it shall be assumed that the amount of the Subordinated Loan outstanding on the day of the calculation is also the amount of the Subordinated Loan outstanding on the last day of the relevant Interest Period.

In this Condition 5.1:

“Effective Date” means [Subject to the Extraordinary Resolutions having been passed and subject to registration of amendments to both the 2015 Loan Agreement and the 2016 Subordinated Loan Agreement introduced by the 2015 Supplemental Loan Agreement and the 2016 Supplemental Subordinated Loan Agreement, respectively, with the NBU being complete, the date on which (i) (in respect of the 2015 Notes) the 2015 Supplemental Loan Agreement, the 2015 Supplemental Trust Deed and the 2015 Supplemental Agency Agreement and (ii) (in respect of the 2016 Notes) the 2016 Supplemental Subordinated Loan Agreement, the 2016 Supplemental Trust Deed, the 2016 Supplemental Agency Agreement and the Deed of Release shall become effective.]

“First Interest Payment Date” means 9 August 2015;

“First Interest Period” means the period beginning on and including the Interest Commencement Date and ending on (but excluding) the First Interest Payment Date;

“Interest Commencement Date” means the Effective Date;

“Interest Payment Date” means 9 February and 9 August of each year, commencing on the First Interest Payment Date;”;

(vii)	deleting the first sentence of Condition 6.1 (Final Redemption) and replacing it with the following:

“Unless previously prepaid or repaid pursuant to Clauses 6.2 (Prepayment by the Borrower), 6.4 (Prepayment for Tax Reasons and Change in Circumstances), 6.5 (Repayment upon Illegality) or Clause 14 (Limited Acceleration Rights) of the Subordinated Loan Agreement (and if prepaid in part only, the remainder of this Condition 6.1 will apply to the outstanding part that is still to be repaid and the reference to “all the Notes” shall be read as a reference to those Notes that are still outstanding only), PrivatBank will be required to repay the Subordinated Loan together with accrued interest on its due date as provided in the Subordinated Loan Agreement and, subject to such repayment and as provided in Condition 7 (Payments), all the Notes will be redeemed at their outstanding principal amount together with accrued interest on 9 February 2021 or, if such a day is not a business day, the next succeeding business day (the “Redemption Date”).”;

(viii)	modifying Condition 6.2 (Mandatory Redemption) by deleting the reference to “Clause 6.3 (Prepayment During Step-Up Interest Term)”;
(ix)	deleting Condition 7.4 (Missing Unmatured Coupons) and replacing it with the following:

“7.4 Missing Unmatured Coupons

Each Note should be presented and surrendered (if appropriate) for payment together with all relevant unmatured Coupons, failing which the full amount of any relevant missing unmatured Coupon relating to the Rate of Interest (or, in the case of payment not being made in full, that proportion of the full amount of such missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon relating to the Rate of Interest at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8 (Taxation)) in respect of the relevant Note (whether or not such Coupon would otherwise have become void pursuant to Condition 9 (Prescription)) but not thereafter.”.

The Supplemental Trust Deed shall be substantially in the form of the draft submitted to the Meeting and subject to the passing of the Extraordinary Resolution and the registration of amendments to the Subordinated Loan Agreement introduced by the Supplemental Subordinated Loan Agreement with the NBU being complete, will be entered into on the Effective Date.

(5)	assents to and approves, authorises, directs and empowers the Trustee to agree to, the modification of the Agency Agreement by way of a supplemental agency agreement in the manner set out in the draft supplemental agency agreement which, if this Extraordinary Resolution is duly passed, will be entered into between the Issuer, The Bank of New York Mellon, London Branch as principal paying agent, UBS AG as paying agent and the Trustee (the “Supplemental Agency Agreement”), and in particular the amendment of the Agency Agreement by:
(i)	replacing all references to “Standard Bank Plc” with “UK SPV Credit Finance plc” reflecting the substitution of the New Issuer and making any corresponding changes;
(ii)	deleting all references to “8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011” and replacing them with “11 per cent. Loan Participation Notes due 2021”;
(iii)	deleting all references to “J.P.Morgan Corporate Trustee Services Limited”, “JPMorgan Chase Bank, N.A.” and “JPMorgan Chase” and replacing them with “BNY Mellon Corporate Trustee Services Limited”, “The Bank of New York Mellon, London Branch” and “Bank of New York Mellon”, respectively;
(iv)	deleting all references to “SWX Swiss Exchange” and “SWX Swiss Stock Exchange” and replacing them with “SIX Swiss Exchange”;
(v)	deleting number of the Collection Account “2540110” and replacing it with “[●]”;
(vi)	inserting the following Clause 4.1A (Replacement Permanent Global Note) immediately after Clause 4.1 (Delivery of Permanent Global Note):

“On [Effective Date] (a) the parties shall cause the existing Temporary Global Note and Permanent Global Note executed by ICBC Standard Bank Plc to be removed from the Common Depositary and subsequently cancelled and destroyed by the Principal Paying Agent pursuant to this Agreement, (b) the Issuer shall deliver the Permanent Global Note to the Principal Paying Agent for authentication, and (c) the Principal Paying Agent shall deliver the authenticated Permanent Global Note to the Common Depositary against destruction of the Temporary Global Note and the Permanent Global Note set out at (a) above;”;

(vii)	deleting the Issuer’s notice details in Clause 12.1.1 and replacing them with the following:

“UK SPV Credit Finance plc
6 St Andrew Street
London EC4A 3AE

Attention: The Directors
Fax: +44 20 7832 4901”;

(viii)	deleting the Trustee’s notice details in Clause 12.1.3 and replacing them with the following:

“BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL

Fax no.: +44 20 7964 4637
Attention: Trustee Administration Manager”;

(ix)	deleting the Principal Paying Agent’s notice details in Schedule 1 (Specified Offices of the Agents) and replacing them with the following:

“The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL

Fax: +44 20 7964 4637
Attention: Corporate Trust Administration”.

The Supplemental Agency Agreement shall be substantially in the form of the draft submitted to the Meeting and subject to the passing of the Extraordinary Resolution and the registration of amendments to the Subordinated Loan Agreement introduced by the Supplemental Subordinated Loan Agreement with the NBU being complete, will be entered into on the Effective Date.

(6)	assents to and approves, authorises, directs and empowers the Trustee to agree to enter into the Deed of Release and to release pursuant to the Deed of Release the Charged Property and the Transferred Rights from the Security Interests granted in favour of the Trustee under the Trust Deed and to concur in the Issuer’s release and discharge of its rights and obligations under the Subordinated Loan Agreement, the Notes, the Trust Deed and the Agency Agreement.
(7)	authorises, directs and empowers the Issuer, the Principal Paying Agent, the Trustee and the New Issuer on the Effective Date to cause the existing Permanent Global Note executed by the Issuer to be removed from the Common Depositary and subsequently cancelled and destroyed by the Principal Paying Agent pursuant to the Agency Agreement and replace each of them with a new certificate executed by the New Issuer and authenticated by the Principal Paying Agent.
(8)	authorises, directs and empowers the Trustee to agree all other such modifications to the Subordinated Loan Agreement, the Conditions of the Notes, the Trust Deed and the Agency Agreement as are necessary and/or expedient to the modifications set out in paragraphs (1) to (5) of this Extraordinary Resolution.
(9)	authorises the Trustee to concur in and execute all such deeds, instruments, acts and things that may be necessary, appropriate or desirable in the opinion of the Trustee to carry out and give effect to this Extraordinary Resolution and the implementation of the amendments and modifications referred to in paragraphs (1) to (5) of this Extraordinary Resolution.
(10)	assents to and approves, authorises, directs and empowers the Trustee to agree to the amendments and modifications referred to in paragraphs (1) to (5) of this Extraordinary Resolution and, in order to give effect to them, to execute and deliver the Supplemental Trust Deed to effect the amendments and modifications referred to in paragraphs (1) to (5) of this Extraordinary Resolution in the form of the draft produced to this Meeting and for the purpose of identification signed by the chairman thereof, with such amendments (if any) thereto as the Trustee shall require or agree to and concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary to carry out and give effect to this Extraordinary Resolution.
(11)	discharges and exonerates the Issuer, the Trustee, the Principal Paying Agent, the Tabulation Agent and the holder of the Notes from all liability for which it or they may have become or may become liable under the Trust Deed or the Notes in respect of any act or omission including, without limitation in connection with this Extraordinary Resolution or its implementation, the amendments and modifications referred to in paragraphs (1) to (5) of this Extraordinary Resolution or the implementation of those amendments and modifications.
(12)	sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer, or of the Issuer against the Borrower whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from the amendments and modifications referred to in paragraphs (1) to (5) of this Extraordinary Resolution, provided that for the avoidance of doubt nothing shall affect the status of the Notes as limited recourse obligations of the Issuer as set out in Condition 2.2.
(13)	acknowledged and declared that unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed, Agency Agreement, Subordinated Loan Agreement and the Consent Solicitation Memorandum relating to the Notes dated 26 June 2015 (the “Memorandum”).
(14)	ACKNOWLEDGED AND DECLARED THAT THE IMPLEMENTATION OF THE AMENDMENTS REFERRED TO IN THIS EXTRAORDINARY RESOLUTION IN FULL WILL REQUIRE REGISTRATION OF AMENDMENTS TO THE SUBORDINATED LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL SUBORDINATED LOAN AGREEMENT WITH THE NATIONAL BANK OF UKRAINE (THE “NBU”). TO THE EXTENT THAT AMENDMENTS TO THE SUBORDINATED LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL SUBORDINATED LOAN AGREEMENT ARE NOT REGISTERED WITH THE NBU, THE EFFECTIVE DATE SHALL NOT OCCUR AND NO AMENDMENTS SET OUT IN THIS EXTRAORDINARY RESOLUTION SHALL TAKE EFFECT REGARDLESS OF THE OUTCOME OF THE MEETING.”

SEE “RISK FACTORS - THE EFFECTIVENESS OF AMENDMENTS INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT AND/OR THE SUPPLEMENTAL SUBORDINATED LOAN AGREEMENT IS CONDITIONAL UPON THEIR REGISTRATION WITH THE NBU” IN THE MEMORANDUM.

(15)	ACKNOWLEDGED AND DECLARED THAT IT IS A CONDITION OF THIS SOLICITATION, THE OCCURRENCE OF THE EFFECTIVE DATE AND THE PAYMENT OF THE RELEVANT CONSENT FEE THAT BOTH THIS EXTRAORDINARY RESOLUTION AND THE EXTRAORDINARY RESOLUTION IN RELATION TO THE 2015 NOTES (AS SET OUT IN THE MEMORANDUM) THAT ARE THE SUBJECT OF THE PROPOSALS SET OUT IN THE MEMORANDUM HAVE BEEN DULY PASSED AT EACH RELEVANT MEETING OR AN ADJOURNED MEETING FOR THE RELEVANT NOTES. THE EFFECTIVE DATE IN RELATION TO THE SOLICITATION AND THE EXTRAORDINARY RESOLUTION WHICH HAS BEEN DULY PASSED IN RESPECT OF ONE SERIES WILL BE DELAYED TO THE EXTENT THAT THE EXTRAORDINARY RESOLUTION IN RESPECT OF THE OTHER SERIES HAS NOT BEEN PASSED SIMULTANEOUSLY WITH THE FIRST EXTRAORDINARY RESOLUTION, AND WILL NOT OCCUR, TO THE EXTENT THAT THE EXTRAORDINARY RESOLUTION IN RESPECT OF THE OTHER SERIES HAS NOT BEEN PASSED AT AN ADJOURNED MEETING.

Background

PrivatBank is soliciting consents to amend the Conditions as more fully described in the Memorandum, a copy of which is available as indicated below.

Among other things, PrivatBank has requested that the Noteholders approve the following changes to the Conditions, the Subordinated Loan Agreement, Trust Deed and the Agency Agreement to take effect on the Effective Date:

1.	The substitution, in place of the Issuer, of the New Issuer as issuer of the Notes, lender under the Subordinated Loan and obligor under the Trust Deed and Agency Agreement;
2.	The extension of the repayment date of the Subordinated Loan from 9 February 2016 to 9 February 2021, and the corresponding extension of the final maturity date of the Notes from 9 February 2016 to 9 February 2021;
3.	The increase of an interest rate payable on the Subordinated Loan from 5.799 per cent. to 11 per cent. and the corresponding interest rate increase under the Notes with effect from the Effective Date and payment of the accrued and unpaid interest on the Notes up to (but excluding) the Effective Date;
4.	The release of the Charged Property and the Transferred Rights given as the Security Interests under the Trust Deed and the creation by the New Issuer of the new Security Interests over the new Charged Property and the new Transferred Rights in favour of the Trustee; and
5.	All other consequential changes to the Conditions, the Subordinated Loan Agreement, the Agency Agreement or the Trust Deed as are necessary for or expedient to the modifications set out above in paragraphs (1) to (4) above and for the principal amount of the 2016 Loan (or its relevant portion as may be provided by the applicable NBU regulation) to qualify as Tier 2 Capital for the NBU purposes.

Documents Available for Inspection

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to the Meeting, inspect copies of the documents set out below at the specified offices of the Principal Paying Agent, the Tabulation Agent and the Solicitation Agent set out below:

Documents available for inspection:

•	the Trust Deed;
•	the Subordinated Loan Agreement;
•	the Agency Agreement; and
•	the Resolution of the National Bank of Ukraine No. 329 “On Measures to be taken by PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK” to Ensure Entering into Transactions on Amendment of Terms of Borrowings under External Debt Obligations” dated 21 May 2015

Documents available for inspection and collection:

•	the Memorandum;
•	the 2013 and 2014 annual audited consolidated financial statements of PrivatBank (together, the “Audited Financial Statements”);
•	the quarterly reports on the financial position of PrivatBank for the fourth quarter of 2013, for the first, second, third and fourth quarters of 2014 and for the first quarter of 2015 prepared in accordance with Ukrainian local accounting standards and the monthly reports on the financial position of PrivatBank (in relation to PrivatBank’s balance sheet only) prepared in accordance with Ukrainian local accounting standards dated 30 April 2015 and 31 May 2015 (together, the “Reports prepared in accordance with Ukrainian local accounting standards” and together with the Audited Financial Statements, the “Financial Statements”);
•	the final draft Supplemental Trust Deed;
•	the final draft Supplemental Subordinated Loan Agreement;
•	the final draft Supplemental Agency Agreement;
•	the final draft Deed of Release; and
•	this Notice of Meeting.

The Financial Statements will be available in electronic form under http://static.privatbank.ua/files/2013_4.pdf, http://static.privatbank.ua/files/data/Financial_Reporting_Standards_Consolidated_financial_statements_and_Independent_auditor_31_Dec_2014.pdf and https://privatbank.ua/ua/about/finansovaja-otchetnost/#quarterly.

General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in “Voting and Quorum” below. Having regard to such requirements, Noteholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

Noteholders who wish to vote must do so in accordance with the procedures of the relevant Clearing System. Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the Clearing Systems in order to ensure delivery of their voting instructions to the Tabulation Agent no later than the Expiration Time on the Expiration Date.

Direct participants in any Clearing System by submission of Electronic Voting Instructions authorise such Clearing System to disclose their identity to the Issuer, PrivatBank, Commerzbank Aktiengesellschaft (the “Solicitation Agent”), the Principal Paying Agent, the Tabulation Agent and the Trustee.

A beneficial owner of Notes held through a broker, dealer, commercial bank, custodian, trust company or Accountholder must provide appropriate instructions to such person in order to cause Electronic Voting Instructions to be delivered with respect to such Notes. Beneficial owners of Notes are urged to contact any such person promptly to ensure timely delivery of such Electronic Voting Instructions.

If Electronic Voting Instructions are not received from or on behalf of a Noteholder by a Clearing System (and such Noteholder does not otherwise make arrangements to vote at the Meeting or to attend in person by appointing a proxy also in advance of the Expiration Time on the Expiration Date), such Noteholder will be deemed to have declined to vote in respect of the Extraordinary Resolution.

None of the Issuer, PrivatBank, the Trustee, the Solicitation Agent, the Principal Paying Agent or the Tabulation Agent expresses any view as to the merits of the amendments and modifications referred to in the Extraordinary Resolution or the Extraordinary Resolution but the Trustee has authorised it to be stated that it has no objection to the amendments and modifications referred to in the Extraordinary Resolution and the Extraordinary Resolution being put to Noteholders for their consideration. None of the Issuer (other than as requested and/or instructed by the Borrower), the Trustee, the Principal Paying Agent, the Solicitation Agent, nor the Tabulation Agent has been involved in negotiating the amendments and modifications referred to in the Extraordinary Resolution or the Extraordinary Resolution and none of them makes any representation that all relevant information has been disclosed to the Noteholders in or pursuant to the Memorandum and the Notice of Meeting. Noteholders who are unsure of the impact of the amendments and modifications referred to in the Extraordinary Resolution and the Extraordinary Resolution should seek their own financial, legal and tax advice.

PrivatBank will bear legal, accounting and other professional fees and expenses associated with the amendments and modifications referred to in the Extraordinary Resolution, as more particularly agreed with the Issuer and the Solicitation Agent.

Voting and Quorum

1.	The relevant provisions governing the convening and holding of meetings of Noteholders are set out in Schedule 5 to the Trust Deed, a copy of each of which is available for inspection as referred to above.

IMPORTANT: The Notes are currently in the form of a Permanent Global Note. The Permanent Global Note is held by a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Each person (a “Beneficial Owner”) who is the owner of a particular nominal amount of the Notes through Euroclear, Clearstream, Luxembourg or their respective account holders (“Accountholders”), should note that such person will not be a Noteholder for the purposes of this Notice and will only be entitled to attend and vote at the meeting or appoint a proxy to do so in accordance with the procedures set out below. On this basis, the only Noteholder for the purposes of this Notice will be the bearer of the Permanent Global Note which is Deutsche Bank AG, London Branch as nominee for the Clearing Systems (the “Holder”).

2.	The Holder may by instrument in writing in the English language (a “form of proxy”) in the form available from the specified office of the Principal Paying Agent specified below signed by the Holder or, in the case of a corporation, executed under its seal or signed on its behalf by its duly authorised officer and delivered to the specified office of the Principal Paying Agent not less than 48 hours before the time fixed for the Meeting, appoint a named individual or individuals (a “proxy”) to vote in respect of the Notes held by such Holder at the Meeting (or any adjourned such Meeting), provided that the issuance of a form of proxy by the relevant Principal Paying Agent is subject to the relevant Notes being blocked in the relevant Clearing System to the order of the relevant Principal Paying Agent.
3.	A proxy so appointed shall, so long as such appointment remains in force, be deemed for all purposes in connection with the meeting to be the holder of the Notes to which such appointment relates and the Holder of the Notes shall be deemed for such purposes not to be the holder.
4.	Submission of Electronic Voting Instructions (as defined below) by transmitting them or procuring their transmission to the relevant Clearing System represents a direction from the Beneficial Owner through his Accountholder for the Holder to require the Principal Paying Agent to issue a Block Voting Instruction (as defined in the Trust Deed) appointing the Tabulation Agent or any one of its employees (as the Tabulation Agent shall determine) as proxy to cast the votes relating to the Notes in which he has an interest at the Meeting (or any adjourned such Meeting).
5.	Alternatively, Beneficial Owners and Accountholders who wish a different person to be appointed as their proxy to attend and vote at the Meeting (or any adjourned such meeting) should contact the relevant Clearing System to make arrangements for such person to be appointed as a proxy (by the Holder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (or any adjourned such Meeting).
6.	In either case, Beneficial Owners must have made arrangements to vote with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Accountholder’s account and to hold the same to the order or under the control of the Principal Paying Agent. Such arrangements may be revoked by no later than 48 hours before the time fixed for the Meeting.
7.	An Accountholder whose Notes have been blocked will thus be able to procure that an Electronic Voting Instruction (an “Electronic Voting Instruction”) is given in accordance with the procedures of the relevant Clearing System to the Tabulation Agent. Noteholders who wish to vote by way of Electronic Voting Instructions must provide their Electronic Voting Instructions by transmitting them or procuring their transmission to the relevant Clearing System.
8.	Subject to the paragraph below, any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant clearing system on the earliest of (i) the termination of the relevant Proposal or the Settlement Date and (ii) upon such Note(s) ceasing in accordance with the procedure of the relevant clearing system and with the agreement of the Principal Paying Agent to be held to its order or under its control in the relevant clearing system; provided, however, in the case of (ii) above, that, if the Principal Paying Agent has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Accountholder unless and until the Principal Paying Agent has notified the Issuer, the Trustees and PrivatBank of the necessary revocation of or amendment to such proxy.
9.	The quorum required at the Meeting shall be two or more Voters (as defined in Schedule 5 (Provisions for Meeting of Noteholders) in the Trust Deed) representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes, provided however that so long as at least the Relevant Fraction (being for this purpose two thirds) (as defined in Schedule 5 (Provisions for Meeting of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purposes of forming a quorum.

If within 15 minutes after the time fixed for the Meeting, a quorum is not present, the Meeting (unless the Issuer (upon the instruction of PrivatBank) and the Trustee otherwise agree) shall be adjourned for such period, being not less than 14 days nor more than 42 days, and to such place as the chairman determines (with the approval of the Trustee). No Meeting may be adjourned more than once for want of a quorum. Notice of any adjourned Meeting shall be given in the same manner as notice of the original Meeting, save that 10 days notice (exclusive of the day on which notice is given and of the day on which the Meeting is to be resumed), shall be sufficient and such notice shall contain the quorum requirements which will apply when the Meeting resumes.

10.	At any adjourned Meeting, the quorum shall be two or more Voters (as defined in Schedule 5 (Provisions for Meeting of Noteholders) in the Trust Deed) representing or holding not less than the Relevant Fraction (being for this purpose one third) of the aggregate in principal amount of the outstanding Notes, provided however that, so long as at least the Relevant Fraction (as defined in Schedule 5 (Provisions for Meeting of Noteholders) in the Trust Deed) of the aggregate principal amount of the outstanding Notes is represented by a Global Note , a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purposes of forming a quorum.
11.	To be passed in relation to the Notes, the Extraordinary Resolution must be passed at a Meeting duly convened and held in accordance with the provisions of Schedule 5 to the Trust Deed by a majority of not less than three-quarters of the votes cast.
12.	Except where the proviso to paragraph 8 (Quorum) of the provisions of Schedule 5 to the Trust Deed applies, every question submitted to the Meeting shall be decided in the first instance by a show of hands.
13.	Unless a poll is validly demanded before or at the time that the result is declared, the chairman’s declaration that on a show of hands the Extraordinary Resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the Extraordinary Resolution.
14.	A demand for a poll shall be valid if it is made by the chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the chairman directs, but any poll demanded on the election of the chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the chairman directs.
15.	On a show of hands every Voter shall have one vote. On a poll every such person shall have one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him. Without prejudice to the obligations of the proxies, a person entitled to more than one vote shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie, the chairman shall have a casting vote.
16.	If the Extraordinary Resolution is duly passed at the Meeting duly convened and held in accordance with the Trust Deed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting.
17.	This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

THE IMPLEMENTATION OF THE AMENDMENTS IN FULL WILL REQUIRE REGISTRATION OF AMENDMENTS TO THE SUBORDINATED LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL SUBORDINATED LOAN AGREEMENT WITH THE NBU. TO THE EXTENT THAT AMENDMENTS TO THE SUBORDINATED LOAN AGREEMENT INTRODUCED BY THE SUPPLEMENTAL SUBORDINATED LOAN AGREEMENT ARE NOT REGISTERED WITH THE NBU, THE EFFECTIVE DATE SHALL NOT OCCUR AND NO AMENDMENTS SET OUT IN THE EXTRAORDINARY RESOLUTION SHALL TAKE EFFECT REGARDLESS OF THE OUTCOME OF THE MEETING. SEE “RISK FACTORS - THE EFFECTIVENESS OF AMENDMENTS INTRODUCED BY THE SUPPLEMENTAL LOAN AGREEMENT AND/OR THE SUPPLEMENTAL SUBORDINATED LOAN AGREEMENT IS CONDITIONAL UPON THEIR REGISTRATION WITH THE NBU” IN THE MEMORANDUM.

IT IS A CONDITION OF THIS SOLICITATION, THE OCCURRENCE OF THE EFFECTIVE DATE AND THE PAYMENT OF THE RELEVANT CONSENT FEE THAT BOTH THIS EXTRAORDINARY RESOLUTION AND THE EXTRAORDINARY RESOLUTION IN RELATION TO THE 2015 NOTES (AS SET OUT IN THE MEMORANDUM) THAT ARE THE SUBJECT OF THE PROPOSALS SET OUT IN THE MEMORANDUM HAVE BEEN DULY PASSED AT EACH RELEVANT MEETING OR AN ADJOURNED MEETING FOR THE RELEVANT NOTES. THE EFFECTIVE DATE IN RELATION TO THE SOLICITATION AND THE EXTRAORDINARY RESOLUTION WHICH HAS BEEN DULY PASSED IN RESPECT OF ONE SERIES WILL BE DELAYED TO THE EXTENT THAT THE EXTRAORDINARY RESOLUTION IN RESPECT OF THE OTHER SERIES HAS NOT BEEN PASSED SIMULTANEOUSLY WITH THE FIRST EXTRAORDINARY RESOLUTION, AND WILL NOT OCCUR, TO THE EXTENT THAT THE EXTRAORDINARY RESOLUTION IN RESPECT OF THE OTHER SERIES HAS NOT BEEN PASSED AT AN ADJOURNED MEETING.

Any questions regarding the terms of the Solicitation may be directed to the Solicitation Agent at the address and telephone number specified below:

The Solicitation Agent is:

Commerzbank Aktiengesellschaft
Mainzer Landstrasse 153

DLZ-Geb. 2, Händlerhaus

60327 Frankfurt am Main

Germany
Attention: Liability Management Group
By telephone: +49 69 136 59920
By email: liability.management@commerzbank.com

The Tabulation Agent is:

LUCID ISSUER SERVICES LIMITED
Leroy House
436 Essex Road
London N1 3QP
United Kingdom
By telephone: +44 (0) 20 7704 0880
By email: privatbank@lucid-is.com

The Principal Paying Agent is:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
One Canada Square
London E14 5AL
United Kingdom

The Swiss Paying Agent is:

UBS AG
Bahnhofstrasse 45
CH-8001 Zurich
Switzerland

This notice is given by:

ICBC STANDARD BANK PLC
20 Gresham Street
London EC2V 7JE
United Kingdom

On the instructions of PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK”

26 June 2015